CONSENT



We have issued our report dated March 12, 1997, accompanying the consolidated financial statements of LarsonoDavis Incorporated included in the Annual Report of LarsonoDavis Incorporated on Form 10-K for the six months ended December 31, 1996. We hereby consent to the incorporation by reference of said report in the Registration Statements of LarsonoDavis Incorporated on Forms S-3 (File No. 333-1505, effective March 22, 1996 and File No. 333-6527, effective August 2, 1996) and on Forms S-8 (File No. 33-44784, filed December 30, 1991 and File No. 33-35751, filed July 5, 1990).

                                   /s/ Grant Thornton LLP


                                   GRANT THORNTON LLP

Provo, Utah
March 28, 1997